Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 31, 2026 with respect to the consolidated financial statements of GEN Restaurant Group, Inc. included in the Annual Report on Form 10-K of GEN Restaurant Group, Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Costa Mesa, CA

September 30, 2026